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EXHIBIT 99

AIRGAS LOGO                                        AIR PRODUCTS LOGO

FOR AIRGAS:                                         FOR AIR PRODUCTS:
Investor Contact:                                   Investor Contact:
Melissa Nigro (610) 902-6206      Alexander W. Masetti (610) 481-7461
melissa.nigro@airgas.com                            masettaw@apci.com

Media Contact:                                         Media Contact:
James Ely (610) 902-6010             Beth K. Mentesana (610) 481-2459
jim.ely@airgas.com                                  mentesbk@apci.com

For release:        IMMEDIATELY

AIRGAS TO ACQUIRE MAJORITY OF AIR PRODUCTS' U.S. PACKAGED GAS BUSINESS

RADNOR, PA and ALLENTOWN, PA - January 3, 2002 - Airgas, Inc. (NYSE:
ARG) and Air Products and Chemicals, Inc. (NYSE: APD) today announced an agreement for Airgas to purchase the majority of Air Products' U.S. packaged gas business, excluding its electronic gases and magnetic resonance imaging (MRI)-related helium operations. Closing would follow receipt of applicable regulatory approvals.
The transaction would have no impact on Air Products' other businesses, such as tonnage/on-site, merchant liquid bulk, electronic gases, liquid helium or its non-U.S. packaged gas businesses.

The acquisition would include approximately 100 facilities in 30 states associated with the filling and distribution of cylinders, liquid dewars, tube trailers, and other containers of industrial gases and non-electronic specialty gases, and the retail selling of welding hardgoods, including customer service centers, warehouses, and other related assets. The assets to be acquired generated about $223 million in revenues in fiscal year 2001, and employ approximately 1,100 people. Approximately 76 percent of the revenues would be from gas sales and cylinder rent, with the remainder from welding hardgoods and supplies. The added revenue would increase the overall Airgas business mix to 52 percent gas and rent.

Separately, Air Products would sell its packaged gas operations in the Carolinas and southern Virginia to National Welders Supply Company, Inc., a joint venture between Airgas and the Turner family of Charlotte, NC. These Air Products operations include 9 sites, which generated $17 million in revenues in fiscal year 2001 and employ about 100 people.

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The value of the transactions to Air Products would be $270 million, including $236 million in cash from Airgas, the proceeds from the transaction with National Welders, and the accounts receivable to be retained by Air Products.

In addition to the proposed acquisition, the companies have signed long-term national supply agreements that would expand their opportunities to market products and services. Airgas would become the strategic supplier for Air Products' resale packaged gas needs, enabling Air Products to continue to meet customers' packaged gas requirements in critical segments, such as electronics, home healthcare/MRI, export and certain chemical process industries
(CPI) customers. The arrangements also provide for Air Products to become a strategic supplier of bulk gases to Airgas, increasing its supply of liquid oxygen, nitrogen and argon to a minimum of 35 percent of Airgas' total bulk needs. This would allow Air Products to supply more liquid bulk through Airgas' extensive national distribution network.

"This landmark transaction is a strong strategic fit with Airgas' core business, which has continued to generate strong cash flows and perform well for us," said Airgas Chairman and Chief Executive Officer Peter McCausland. "This transaction would strengthen our national network by giving us a presence in some important geographies. We are pleased to have commitments in place that will permit us to finance the entire acquisition with senior bank debt," he said. "The transaction should be neutral to earnings for the first couple quarters after closing, excluding a one-time acquisition charge, as we work to integrate the business, but accretive after that. It also will be accretive to return on capital and free cash flow."

"The proposed divestiture is consistent with our portfolio management process and plays to the strengths of both companies," said Robert E. Gadomski, executive vice president of Air Products' Gases & Equipment Group. Air Products has been undertaking a rigorous portfolio management process to improve the mix and value of its growth and core businesses. The portfolio management process involves examining all opportunities for value creation along the supply chain, including downstream integration alliances, new ventures, acquisitions and divestitures.

"We will look to redirect resources and focus on high-growth businesses where we've built core competencies and leadership positions. We are the most experienced and diversified producer of gases, chemicals and services for the global electronics industry; the world's leading supplier of hydrogen, used widely in the refining and chemical process industries; the world's leading supplier of helium, used in areas such as MRI and fiber optics; and a major supplier of products and services in the growing healthcare segment," he said.

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Mr. Gadomski explained that the proposed sale would enable Air
Products to divest a domestic business in which it currently holds a very small share of sales.

"It would allow Air Products to continue our focus on being a leading U.S. producer of tonnage and merchant liquid bulk gases and as an innovative pioneer for new applications and service solutions," Mr. Gadomski added. "We feel we've been successful in meeting our goal of finding a company like Airgas with the scale, scope and resources to serve our packaged gas customers."

Mr. McCausland noted that the acquisition of Air Products' non-electronic specialty gas operations, such as analytical gases, emission testing, refrigerants and high purity gases, would strengthen the core competencies of Airgas' Specialty Gas Operations, enabling it to enhance its competitiveness. Airgas' and Air Products' non-electronic specialty gas businesses have several complementary product lines.

Airgas has formed an integration team with dedicated resources to manage the integration. "The associates who would be coming to Airgas are well trained people who would be welcome additions to our team," said Mr. McCausland. "The added scale and capabilities we are acquiring would also help us achieve our overall long-term strategic objectives of above-market sales growth and the low-cost supplier position," added Mr. McCausland.

Most of the acquired operations and personnel would be integrated with Airgas' 12 regional companies. Non-electronic specialty gas operations would be integrated with Airgas' Specialty Gas business unit, and some medical oxygen distribution business would be incorporated with Airgas' Puritan Medical Products. For more information on the sites to be acquired and the regional company alignment, see the acquisition information page at www.airgas.com.

"Our track record of more than 300 successful acquisitions, plus the functional strength and project management skills we have gained in the last several years, will help make this transition a seamless one for our customers," said Mr. McCausland.

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ANALYST TELECONFERENCE SCHEDULED

Airgas will host a teleconference at 10 a.m. EST on January 4, 2002. The presentation materials will be available on the Slide Presentations page of the Investor Info section of the corporate website, www.airgas.com, by 6 p.m. today. A webcast of the teleconference will be available live and on demand through January 25, 2002 on the Conference Calls and Webcasts section of the website. The teleconference will be available to the public and media in a listen-only mode. To listen, call 212-547-0138; the passcode is EARTH. A tape recording of the teleconference will be available from noon on January 4, 2002, through 5 p.m. on January 25, 2002. To listen, call 402-998-1139.

ABOUT AIRGAS, INC.

Airgas, Inc. (NYSE: ARG) is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of 700 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telemarketing channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

ABOUT AIR PRODUCTS, INC.

Air Products (NYSE: APD) is the world's only combined gases and chemicals company. Founded more than 60 years ago, the business has annual revenues of $5.7 billion and operations in 30 countries. Air Products is a market leader in the global electronics and chemical processing industries, and a longstanding innovator in many industrial markets, including coatings, adhesives and polyurethanes. The company distinguishes itself through its 18,000 employees around the world, who build lasting relationships with their customers and communities based on understanding, integrity and passion. For more information, please visit www.airproducts.com.

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                FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities
Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the acquisition by Airgas of Air
Products' U.S. packaged gas business and the companies' expectation that the transaction will close following regulatory review; Airgas' expectation that the transaction will strengthen its national network; Air
Products' plan to redirect resources and focus on high-growth businesses where they have built core competencies;
the expectation by both companies that the reciprocal supply agreements will expand their opportunities to market products and services; and Airgas' expectation that the acquisition will strengthen its specialty gas operations to compete more effectively with industry leaders. Airgas and Air Products intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Companies or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the rejection of the transaction by regulators; customer acceptance of the acquisition; adverse changes in general economic conditions; political and economic uncertainties associated with current world events and other factors described in Airgas' reports, including Form 10-K dated
March 31, 2001 and Form 10-Q dated September 30, 2001 filed by Airgas with the Securities and Exchange
Commission and Form 10-K dated September 30, 2001 filed by
Air Products with the Securities and Exchange Commission.

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